UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and its wholly owned subsidiaries, unless the context otherwise provides.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2010, the Compensation Committee of our Board of Directors approved the 2010 Annual Incentive Plan and 2010 corporate and individual goals for executive officers.

2010 Annual Incentive Plan

Under the 2010 Annual Incentive Plan, each participant is assigned an incentive target that is expressed as a percentage of annual salary, and the participant’s incentive award, if any, is based on the achievement of pre-established corporate and individual goals. All participants have the same corporate goals. Each of the corporate and individual goals are approved by the Compensation Committee.

Individual incentive awards are to be determined at the end of 2010 based upon level of goal achievement, the quality of achievement and the weighting of each goal. The Compensation Committee and the Board can change or waive any provision in the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule. The Compensation Committee and the Board each has the right to exclude participants and exercise discretion, including canceling the plan or any earned awards. The Compensation Committee may modify or adjust the annual incentive awards. Eligible participants must be actively employed with us on the last day of 2010 to receive an incentive award, and participation in the incentive plan is not a guarantee of continued employment.

All executive officers participate in the plan. The following table lists the named executive officers, their incentive target expressed as a percentage of their 2010 salary, and the relative weighting assigned to corporate and individual goals:

Individual	Incentive Target	Relative Weighting
		Corporate Goals	Individual Goals
Jack Lief, President and Chief Executive Officer	55%	75%	25%
Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	40%	60%	40%
Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	40%	60%	40%
William R. Shanahan, Jr., M.D., Vice President and Chief Medical Officer	40%	50%	50%
Steven W. Spector, Senior Vice President, General Counsel and Secretary	40%	60%	40%

A participant will not earn any award payment if the participant’s weighted average combined corporate and individual goal completion is less than 50%. Total award payments are capped at 125% of the incentive target.

2010 corporate and individual goals

The Compensation Committee, in consultation with the Board, approved specific corporate and individual goals for participants. The corporate goals for 2010 relate to the following categories: (i) progress and plans relating to lorcaserin; (ii) licensing and partnering efforts; (iii) budget, finance, and financial controls and reporting; and (iv) progress and plans relating to research programs. Individual goals were tailored for each executive officer, and related to the following categories: (i) progress and plans relating to clinical and research programs; (ii) budget, finance, and financial controls and reporting; (iii) development and integration of new capabilities; (iv) compliance and risk management; (v) corporate governance; (vi) corporate management and planning; (vii) strategic opportunities; (viii) intellectual property; and (ix) investor and analyst relations. Corporate and individual goals were intended to reflect a mix of short- and long-term performance objectives.

The above description is qualified in its entirety by reference to the 2010 Annual Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	2010 Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2010	Arena Pharmaceuticals, Inc.

	By:	/s/ JACK LIEF
Jack Lief
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2010 Annual Incentive Plan